POWER OF ATTORNEY KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Marc Rosenbaum (SVP, Chief Accounting Officer), Daniel Wilson (Chief Financial Officer), Patrick Murphy (Chief Business Officer and Chief Legal Officer), Susan Krause (Sr. Director, Legal), and Nicholas Rossi (Corporate Controller), and each of them, as the undersigned’s true and lawful attorney- in-fact to: (1) execute for and on behalf of the undersigned, in the undersigned’s capacity as a representative of iRhythm Holdings, Inc. (the “Company”), (i) any and all Forms ID, and (ii) any and all Form 3, 4 or 5 reports and any amendments thereto required to be filed by the undersigned in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder with respect to transactions in the Company’s securities; (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID, or Form 3, 4 or 5 report and any amendments thereto and timely file such report with the U.S. Securities and Exchange Commission (“SEC”), and any stock exchange or similar authority; and (3) act as an Account Administrator, or designate such additional employees of the Company or legal counsel to the Company to act as an Account Administrator, for the undersigned’s account with the EDGAR filing system maintained by the SEC including (i) managing the undersigned’s EDGAR account, (ii) serving as the point of contact for questions from the SEC staff about the undersigned’s EDGAR account, (iii) making EDGAR submissions on behalf of the undersigned; (iv) adding and removing other Account Administrators, Technical Administrators and Users to the undersigned’s EDGAR account; (v) delegating filing authority to others (such as filing agents) on behalf of the undersigned; (vi) generating custom EDGAR filing codes for the undersigned; and (vii) performing the required annual certification of account information for the undersigned. (4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Power of Attorney, shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary, and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that no such attorney-in-fact, in serving in such capacity at the request of the undersigned, is hereby assuming, nor is the Company hereby assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form 3, 4 or 5 reports with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. Docusign Envelope ID: 098DF662-01A8-4C4A-AEE9-0FBA75827457

Docusign Envelope ID: 098DF662-01A8-4C4A-AEE9-0FBA75827457

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of March 23, 2026.

Julie Rodda

____

Julianne Rodda

26495/00600/FW/15815674.2